SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
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                           JUNE 10, 2004 (JUNE 9, 2004)


                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



     OKLAHOMA                         1-13726                   73-1395733
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(State or other jurisdiction    (Commission File No.)         (IRS Employer
     of incorporation)                                      Identification No.)


  6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA               73118
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       (Address of principal executive offices)                  (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER MATTERS

Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on June 9, 2004. The following was included in the Press Release:

                CHESAPEAKE ENERGY CORPORATION ANNOUNCES INCREASED
                  COMMON STOCK DIVIDEND AND DECLARES QUARTERLY
                            PREFERRED STOCK DIVIDENDS

OKLAHOMA CITY, OKLAHOMA, JUNE 9, 2004 - Chesapeake Energy Corporation (NYSE:CHK) today announced that its Board of Directors has declared a $0.045 per share quarterly dividend that will be paid on July 15, 2004 to common shareholders of record on July 1, 2004, an increase of $0.01 per share from the quarterly dividend paid on April 15, 2004. Chesapeake has approximately 242 million common shares outstanding.

Chesapeake's Board has also declared a quarterly cash dividend on Chesapeake's 4.125% Cumulative Convertible Preferred Stock, par value $0.01. The dividend for the 4.125% preferred stock is payable on September 15, 2004 to preferred shareholders of record on September 1, 2004 at the quarterly rate of $10.3125 per share. Chesapeake has 313,250 shares of 4.125% preferred stock outstanding with a liquidation value of $313.3 million.

Chesapeake's Board has also declared a quarterly cash dividend on Chesapeake's 6.75% Cumulative Convertible Preferred Stock, par value $0.01. The dividend for the 6.75% preferred stock is payable on August 16, 2004 to preferred shareholders of record on August 2, 2004 at the quarterly rate of $0.84375 per share. Chesapeake has 2.998 million shares of 6.75% preferred stock outstanding with a liquidation value of $150 million.

Chesapeake's Board has also declared a quarterly cash dividend on Chesapeake's 5.0% Cumulative Convertible Preferred Stock, par value $0.01. The dividend for the 5.0% preferred stock is payable on August 16, 2004 to preferred shareholders of record on August 2, 2004 at the rate of $1.25 per share. Chesapeake has 1.725 million shares of 5.0% preferred stock outstanding with a liquidation value of $172.5 million.

In addition, Chesapeake's Board has declared a quarterly cash dividend on Chesapeake's 6.0% Cumulative Convertible Preferred Stock, par value $0.01. The dividend for the 6.0% preferred stock is payable on September 15, 2004 to preferred shareholders of record on September 1, 2004 at the quarterly rate of $0.75 per share. Chesapeake has 4.6 million shares of 6% preferred stock outstanding with a liquidation value of $230 million.


CHESAPEAKE ENERGY CORPORATION IS ONE OF THE SIX LARGEST INDEPENDENT U.S. NATURAL GAS PRODUCERS. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT, PERMIAN BASIN, SOUTH TEXAS, TEXAS GULF COAST AND ARK-LA-TEX REGIONS OF THE UNITED STATES. THE COMPANY'S INTERNET ADDRESS IS WWW.CHKENERGY.COM.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          CHESAPEAKE ENERGY CORPORATION



                                          By:  /S/ AUBREY K. MCCLENDON
                                          -------------------------------------
                                                  Aubrey K. McClendon
                                               Chairman of the Board and
                                                Chief Executive Officer

Dated:  June 10, 2004

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